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                                                                   EXHIBIT 10.12



                             MICHAEL HOLDINGS, INC.

               FIRST AMENDED AND RESTATED SHAREHOLDERS' AGREEMENT


          THIS FIRST AMENDED AND RESTATED SHAREHOLDERS' AGREEMENT (this "Agreement") dated as of December 4, 1996, by and between MICHAEL HOLDINGS, INC., a Texas corporation (the "Corporation"), and each of the individuals and entities described on Schedule A attached hereto and incorporated herein by reference, all of whom appear as signatories hereto (each sometimes hereinafter referred to individually as a "Shareholder" and collectively as the "Shareholders"), and the spouse of each of the Shareholders, if any;

                              W I T N E S S E T H:

          WHEREAS, the Corporation is incorporated under the laws of the State of Texas with an authorized capitalization of 100,000,000 shares of common stock, $.01 par value (the "Common Stock") and 50,000,000 shares of preferred stock, $.01 par value;

          WHEREAS, all of the Common Stock currently issued and outstanding is owned by the Shareholders as reflected on Schedule A attached hereto and incorporated herein by reference;

          WHEREAS, the Corporation and the Shareholders desire to promote their mutual interests and the interests of the Corporation by entering into certain agreements relating to the ownership and transferability of the Common Stock;

          NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt, adequacy, and sufficiency of which are hereby acknowledged, it is hereby agreed as follows:

          1.   Definitions. As used in this Agreement:

          (a) Stock. The term "Stock" means the Common Stock of the Corporation (whether presently or hereafter issued and outstanding) and any security of the Corporation convertible into such stock and any right to purchase or acquire any such stock or any security convertible into such stock. Moreover, all references herein to Stock owned by any Shareholder include the community interest, if any, of the spouse of such Shareholder in such Stock.

          (b) Shareholders. The term "Shareholders" includes each person (and such person's spouse) and entity identified as a Shareholder on the
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     signature pages hereof as well as each other person (and such person's spouse) and entity as may hereafter become holders of the Stock of the Corporation, and shall include the heirs, executors, administrators, successors and assigns of a Shareholder.

          (c) Disposition. The term "Disposition" means any sale, assignment, gift, exchange, distribution, charge, transfer, pledge, mortgage or other encumbrance, or any other disposition of Stock (or any interest therein) whatsoever, whether voluntary or involuntary, direct or indirect, and each and every transaction occurring by operation of law or otherwise, which has the purpose or effect of making one or more of the following changes:

               (i) a change in the ownership of any of the Stock covered by this Agreement or any stock certificate or certificates representing such shares of Stock; or

               (ii) in the case of a person who is not a natural person, a change in the identity, ownership or control of the holder or owner of the legal or equitable title of or to any of the shares of Stock covered by this Agreement or any stock certificate or certificates representing such shares of Stock;

     and shall include the failure of a Shareholder to succeed to the community interest of such Shareholder's spouse in the Stock upon termination of the marital relationship of the Shareholder by death or divorce; provided, however, that such term shall not include any transfer pursuant to or resulting from the acquisition by a Shareholder of all or any part of the interest, community or otherwise, of such Shareholder's spouse in any shares of Stock covered by this Agreement.

          (d) Agreed Value Per Share of Stock. The term "Agreed Value Per Share of Stock" means the fair market value per share of Stock as determined from time to time by the Board of Directors of the Corporation. If any Shareholder, or his heirs, executor, administrator or former spouse, required to offer or sell Stock under Sections 4, 5, 6, 8 or 9 at such price objects to the Agreed Value Per Share of Stock determined as set forth above and notifies the Corporation and all of the other Shareholders of such objection within ten days of the respective Trigger Date (as hereinafter defined), then the Agreed Value Per Share of Stock on the Trigger Date (as hereinafter defined), or a date as close as is reasonably possible to the Trigger Date, to be determined as soon as possible after the Trigger Date, shall be determined by an independent appraiser chosen by the Board of Directors of the Corporation who shall be experienced in valuation of privately held



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     companies owning energy reserves as a substantial portion of their asset value. Such appraiser shall be required to determine the Agreed Value Per Share of Stock, taking into consideration such factors as he/she deem advisable. In determining the value of oil and gas reserves, the appraisal firm shall attribute a value of ninety percent (90%) of proved reserves, sixty percent (60%) of proved behind pipe reserves, and twenty-five percent (25%) of proved undeveloped reserves, all at a value based upon the appraiser's best estimate of future oil and gas prices and utilizing a present value discounting factor of 10%. All other assets and all liabilities shall be determined as of the regular unaudited balance sheet of the Corporation as determined from time to time. All fees and expenses incurred in connection with such appraisal shall be borne one-half (1/2) by the Corporation and one-half (1/2) by the objecting Shareholders.

          (e) Trigger Date. The term "Trigger Date" means (i) in the case of a purchase of Stock under Section 4 hereof, the date the written notice specified in Section 4(a) is sent by the Corporation, (ii) in the case of a purchase of Stock under Section 5 hereof, the date of death of the spouse of the Shareholder or the date the decree of divorce of the Shareholder becomes a final judgment, whichever is applicable, (iii) in the case of a purchase of Stock under Section 6 hereof, the date on which the Selling Shareholder sends the Corporation the Offering Notice required by Section 6, or (iv) in the case of a purchase of Stock under Section 9, the date of death of the Shareholder.

          (f) Determination Date. The term "Determination Date" means (i) in all cases where an appraisal is not required to determine the purchase price of the Stock being sold, ten days after the Trigger Date, and (ii) in all cases where an appraisal under Section 1(d) is required to determine the purchase price of the Stock being sold, the date upon which the report with respect to the final appraisal required thereunder is delivered to the Corporation.

          2.   Provisions of General Applicability. For purposes of this
Agreement:

          (a) Pro Rata Offers of Stock. Whenever any Shareholder is required under this Agreement to offer Stock to the Shareholders, such offer shall be deemed to be made, to the Shareholders pro rata in accordance with their respective holdings at the time of the offer of, shares of Stock (determined exclusive of the Stock held by the offering Stockholder) or in such other proportions as all of the Shareholders (excluding the offering Shareholder) may agree upon among themselves. Except as may otherwise be agreed among all Shareholders (excluding the offering Shareholder) each such Shareholder to whom Stock is so offered, shall have the right to



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     purchase that proportion of the number of shares of such offered Stock which the number of shares of Stock owned by each such Shareholder bears to the total number of shares of Stock owned by all such Shareholders electing to accept the offer.

          (b) Corporate Action. Whenever any Stock is offered to the Corporation pursuant to this Agreement, the determination of the Corporation to accept or reject such offer shall be made by the Board of Directors of the Corporation. Any director of the Corporation who is (i) the offering Shareholder, (ii) if the offering Shareholder is a corporation, a director, officer or shareholder of the offering Shareholder, (iii) if the offering Shareholder is a trust, a trustee or beneficiary of the offering Shareholder, or (iv) if the offering Shareholder is a partnership, a partner of such partnership or an officer, director or shareholder of any corporate partner of such partnership, shall be disqualified and abstain from voting on any such determination. In the event that all directors are disqualified and abstain pursuant to the preceding sentence, then the determination of the Corporation to accept or reject such offer shall be made by vote of the Shareholders (other than the offering Shareholder).

          3. Rights of First Refusal on Stock. If any Shareholder desires to sell any Stock owned or held by such Shareholder in a bona fide third-party transaction for cash or a combination of cash and one or more promissory notes or other debt securities secured only by such Stock, and if all Shareholders do not consent to such sale as provided in Section 7 or the transaction is not otherwise permitted by this Agreement, then such Shareholder (for purposes of this Section 3, the "Selling Shareholder"), prior to making such sale, shall first offer such shares (for purposes of this Section 3, the "Option Stock") for sale to the Shareholders as set forth in Section 2(a) hereof, and if such offer is not accepted by the Shareholders, then to the Corporation, all in accordance with the following provisions and on the terms and conditions set forth in this Section 3. Each Shareholder agrees that he will not sell any Stock to any third party for consideration other than cash, promissory notes or other securities.

          (a) Option Price; Terms; Offering Notices. The price at which the Selling Shareholder shall be required to offer the Option Stock, and the terms of such offer, shall be the price at which and the terms upon which any proposed third-party purchaser shall have offered in writing to purchase the Option Stock from the Selling Shareholder and which the Selling Shareholder is prepared to accept. Each offer required to be made by the Selling Shareholder pursuant to this Section 3 shall be made by a written notice (for purposes of this Section 3, the "Offering Notice") which shall state that the offer is being made pursuant to Section 3 of this Agreement and which shall set forth the number of shares of Option Stock, the name or names of the proposed purchaser or purchasers of the Option Stock, the price offered by



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     such proposed purchaser or purchasers for the Option Stock (the "Option
     Price"), the method of payment of the Option Price and the scheduled date of consummation of such proposed sale. A copy of the written offer from any proposed third-party purchaser shall be attached to each Offering Notice.

          (b) Offer to Shareholders. The Selling Shareholder shall first offer the Option Stock to the Shareholders, as set forth in Section 2(a) hereof, by delivering an Offering Notice to each of them. Within 30 days from the date of receipt of the Offering Notice, each of the Shareholders shall deliver to the Selling Shareholder a reply notice accepting or rejecting the offer of the Option Stock. If by such reply notice one or more of the Shareholders accepts the offer made by the Selling Shareholder, the reply notice shall constitute an agreement binding on the Selling Shareholder and those Shareholders accepting the offer to sell and purchase the Option Stock at the Option Price. If within such 30-day period, one or more Shareholders shall have failed to deliver one or more reply notices accepting the offer of the Selling Shareholder as to all of the Option Stock, each of such Shareholders shall be deemed to have rejected such offer.

          (c)  Lapse of Options. If none of the options provided for in this
     Section 3 have been exercised, the Selling Shareholder may sell not less than all of the Option Stock at any time within, but not subsequent to, 90 days after the lapse of all options granted pursuant to this Section 3; provided, however, that (i) no sale of all or a part of the Option Stock shall be made at any price lower than the Option Price or on terms materially different from those specified in the Offering Notice or to any person or persons other than the person or persons specified in the Offering Notice, and (ii) the person or persons to whom the Option Stock is to be transferred enter into an Addendum Agreement in substantially the form of Exhibit A attached hereto, pursuant to which such person or persons agree to be bound by all of the terms and provisions of this Agreement. If after the lapse of the 90-day period the Option Stock shall not have been sold, all of the provisions of this Agreement, including the provisions of this Section 3, shall apply to any future Disposition or proposed Disposition of Stock owned by the Selling Shareholder.

          (d) Consummation of Purchases. Each transaction of purchase and sale of Option Stock pursuant to this Section 3 shall be completed by delivery of the stock certificates representing the Option Stock endorsed in blank, or accompanied by duly executed stock powers or assignments, as appropriate, and by actual registration of the transfer of the Option Stock on the books of the Corporation upon payment of the purchase price to the Selling Shareholder. Any such transaction shall be closed at such time and




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     place as shall be agreed upon by the parties thereto, or, if no such agreement is reached, at the principal office of the Corporation on the thirtieth (30th) day following the later of the expiration of the thirty day reply period described in Section 3(b) or the date of delivery of the last reply notice given in connection with such transaction or, if such day shall not be a business day, on the first business day thereafter during normal business hours.

          4. Options Upon Termination of Marriage of an Individual Shareholder. If the marriage of an individual Shareholder is terminated by the death of his spouse or by divorce, and if such Shareholder does not succeed to all of his spouse's community interest, if any, in the Stock held by him at the time of such termination, then such Shareholder shall notify the Corporation within ten days of such event, and shall have a first option, and if such Shareholder does not exercise such option, the Shareholders shall have a second option, in accordance with the provisions of Section 2(a) hereof, and if such Shareholders do not exercise such option, the Corporation shall have a third option, to purchase from the former spouse of such Shareholder, or from the executor, administrator or heirs of the former spouse of such Shareholder, as the case may be, all (but not less than all) of the interest of such former spouse, heirs, executor or administrator, as the case may be, in such shares (the "Option Stock"), in accordance with the following provisions of this
Section 4. As used in the following paragraphs of this Section 4, the term "Selling Shareholder" means the former spouse of any individual Shareholder who shall have been divorced or, in the event of the death of the spouse of a Shareholder, the executor, administrator or heirs of such spouse's estate, as the case may be, and the term "Individual Shareholder" means the Shareholder who shall have been divorced or whose spouse shall have died.

          (a) Option Price. The price per share at which the Individual Shareholder, the Shareholders or the Corporation shall be entitled to purchase the Option Stock shall be the Agreed Value Per Share of Stock at the Trigger Date. The price at which shares of Stock are purchasable under this Section 4 is referred to in this Section 4 as the "Option Price." Within 30 days following the Determination Date, the Corporation shall send to each Shareholder a notice setting forth the Option Price.

          (b)  Exercise by Individual Shareholder. If the Individual
     Shareholder wishes to exercise his option with respect to the Option
     Stock, he shall do so by delivering to the Selling Stockholder, within 30 days from the receipt of the notice from the Corporation provided for in paragraph (a) of this Section 4, a notice to such effect. If by such notice the Individual Shareholder elects to exercise such option, such notice shall constitute an agreement binding on the Selling Shareholder and the Individual Shareholder to sell and purchase the Option Stock at the Option Price.

          (c) Exercise by Shareholders. If the option of the Individual Shareholder shall not be exercised by him as provided in paragraph (b) of this



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         Section 4, and if any Shareholders wish to exercise their option with respect to the Option Stock, they shall do so by delivering to the Selling Shareholder, within 30 days from the expiration of the 30-day period referred to in paragraph (b) of this Section 4, a notice to such effect. If by such notice, any such Shareholders elect to exercise such option, such notice shall constitute an agreement binding on the Selling Shareholder and such Shareholders to sell and purchase the Option Stock at the Option Price.

              (d) Exercise by Corporation. If the option in favor of the Shareholders shall not be exercised by any them as provided in paragraph (c) of this Section 4, and if the Corporation wishes to exercise its option with respect to the Option Stock, then the Corporation shall deliver to the Selling Shareholder, within 30 days following the expiration of the 30 days following the expiration of the 30-day period referred to in paragraph (c) of this Section 4, a notice stating its intent to exercise such option. Such notice shall constitute an agreement binding on the Selling Shareholder and the Corporation to sell and purchase the Option Stock at the Option Price.

              (e)  Lapse of Options. If none of the options provided for in this
         Section 4 have been timely exercised, then such options shall expire, but all of the provisions of this Agreement shall apply to any future Disposition or Proposed Disposition of Stock owned or held by the Selling Shareholder.

              (f)  Consummation of Purchases. If any option provided for in this
         Section 4 shall be timely exercised as provided in this Section 4, the purchase and sale of the Option Stock shall be completed by delivery of the certificates representing such Option Stock endorsed in blank, or accompanied by duly executed stock powers or assignments, as appropriate, and by actual registration of the transfer of such Option Stock on the books of the Corporation upon payment in cash of the Option Price to the Selling Shareholder. Any such transaction shall be closed as such time and place as shall be agreed upon by the parties thereto, or, if no such agreement is reached, at the principal office of the Corporation on the tenth (10th) day following the date of delivery of any notice of exercise given to the Selling Shareholders pursuant to paragraph (b),(c) or (d) of this Section 4, whichever is applicable, or if such day shall not be a business day, on the first business day thereafter during normal business hours.

          5. Involuntary Disposition of Stock. Upon the reasonable belief of a Shareholder that any of the shares of Stock owned by such Shareholder are or will be subject to an involuntary Disposition, and in any event upon or prior to any involuntary Disposition of such shares of Stock, such Shareholder shall deliver an offering notice (the "Offering Notice") to the Corporation and to the Shareholders setting forth the events giving rise to the delivery of the Offering Notice. Upon




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receipt of the Offering Notice by the Corporation, the Shareholders shall have a first option, as set forth in Section 2(a) hereof, and if such Shareholders do not exercise such option, the Corporation shall have a second option, to purchase from such Shareholder all (but not less than all) of such Shareholder's interest in such shares (for purposes of this Section 5 the "Option Stock"), in accordance with the following provisions of this Section 5. For purposes of this Section 5, "involuntary Disposition" shall include, without limitation, any Disposition or other transfer of shares of Stock pursuant to or by reason of or under judicial order, legal or equitable process, execution, attachment or enforcement of a pledge, trust or other security interest or encumbrance. As used in the following paragraphs of this
Section 5, the term "Selling Shareholder" means the Shareholder who owns such shares of stock subject to the involuntary Disposition, or his representative, as the case may be.

          (a) Option Price. The price per share at which the Shareholders or the Corporation shall be entitled to purchase Option Stock shall be the Agreed Value Per Share of Stock at the Trigger Date. The price at which shares of Stock are purchasable under this Section 5 is referred to in this Section 5 as the "Option Price." Within ten (10) days following the Determination Date, the Corporation shall send to each Shareholder a notice setting forth the Option Price.

          (b) Exercise by Shareholders. If any Shareholder wishes to exercise his option with respect to the Option Stock, he shall do so by delivering to the Selling Shareholder, within ten (10) days from the receipt of the notice from the Corporation provided for in paragraph (a) of this Section 5, a notice to such effect. If by such notice, any such Shareholder elects to exercise such option, such notice shall constitute an agreement binding on the Selling Shareholder and such Shareholder to sell and purchase the Option Stock at the Option Price.

          (c) Exercise by Corporation. If the option in favor of the Shareholders shall not be exercised by any of them as provided in paragraph
     (b) of this Section 5, and if the Corporation wishes to exercise its option with respect to the Option Stock, then the Corporation shall deliver to the Selling Shareholder, within ten (10) days following the expiration of the 10-day period referred to in paragraph (b) of this Section 5, a notice stating its intent to exercise such option. Such notice shall constitute an agreement binding on the Selling Shareholder and the Corporation to sell and purchase the Option Stock at the Option Price.

          (d) Lapse of Options. If none of the options provided for in this
     Section 5 shall have been exercised within the applicable 10-day periods set forth above, then such options shall expire, but all of the provisions of this


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         Agreement shall apply to any future Disposition or proposed Disposition of Stock owned or held by the Selling Shareholder.

              (e)  Consummation of Purchases. If any option provided for in this
         Section 5 shall be timely exercised as provided in this Section 5, the purchase and sale of the Option Stock shall be completed by delivery of the certificates representing such Option Stock endorsed in blank, or accompanied by duly executed stock powers or assignments, as appropriate, and by actual registration of the transfer of such Option Stock on the books of the Corporation upon payment in cash of the Option Price to the Selling Shareholder. Any such transaction shall be closed at such time and place as shall be agreed upon by the parties thereto, or, if no such agreement is reached, at the principal office of the Corporation on the tenth (10th) day following the date of delivery of any notice of exercise given to the Selling Shareholder pursuant to paragraph (b) or (c) of this Section 5, whichever is applicable, or if such day shall not be a business day, on the first business day thereafter during normal business hours.

         6. Permitted Dispositions. No Disposition of Stock may be made by any Shareholder (a) except in accordance with the terms of this Agreement or (b) (i) unless all Shareholders other than the Shareholder making the Disposition consent in writing to the transfer and (ii) any person other than a current Shareholder to whom shares are to be so transferred executes an Addendum Agreement in the form of Exhibit A attached hereto, pursuant to which such person agrees to be bound by all of the terms and provisions of this Agreement.

         7. Voting for Directors. In connection with any annual or special meeting of the Shareholders for the purposes of electing Directors to the Board of Directors of the Corporation, each of Glenn D. Hart ("Hart"), Michael G. Farmar, Stanley T. Polak, Jerry Holditch and Jim R. Smith shall have the right to designate one nominee for membership on the Board of Directors of the Corporation. The foregoing right to designate a nominee to the Board of Directors shall terminate for any individual who no longer is a Shareholder, and upon such occurrence that person's nominee on the Board of Directors shall immediately resign. Each of the Shareholders covenant and agree that they will vote all of their shares of Stock (i) in such a manner that the number of Directors to serve on the Board of Directors of the Corporation shall be, and shall thereinafter remain, five (5); and (ii) for each nominee designated by certain of the Shareholders pursuant to this Section 7. Notwithstanding anything to the contrary contained herein, no matter requiring approval of the Shareholders shall be deemed to have taken place unless not only the requisite vote of the outstanding shares does occur, but in addition the approval of Hart shall have been procured so long as Hart owns at least thirty percent (30%) or more of the issued and outstanding shares of the Corporation.

         8. Death of Individual Shareholders.



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              (a)  Purchase by Corporation. Upon the death of any individual
         Shareholder, the Corporation will be obligated to purchase the Stock owned by the deceased Shareholder, and the estate of said Shareholder will sell all such shares of Stock now owned or hereafter acquired by such Shareholder or his or her spouse, if any.

              (b) Purchase Price. The price per share at which the Corporation will purchase the Stock (the "Purchase Price") will be equal to the Agreed Value Per Share of Stock as of the Trigger Date.

              (c) Consummation of Purchases. Upon receipt of the cash payment due and owing for the purchase of the Stock of the deceased Shareholder, the estate of the deceased Shareholder will deliver the certificate(s) representing the Stock being purchased by the Corporation, endorsed in blank or accompanied by duly executed stock powers or assignments, as appropriate, and by actual registration of the transfer of the Stock on the books of the Corporation upon payment of the Purchase Price to the estate of the deceased Shareholder. Any such transaction will be closed at such time and place as agreed upon by the parties thereto, or, if no such agreement is reached, at the principal office of the Corporation on the ninetieth (90th) day following the Trigger Date or, if such day is not a business day, on the first business day thereafter, during normal business hours.

         9. Disposition by Shareholder upon Termination of Employment.

              (a) Obligation of the Company. Upon the termination of any salaried employee Shareholder's employment with the Corporation for any reason (other than death which is covered by Section 8 herein or termination by the Corporation without cause), including (but not limited to) retirement, resignation, expiration of the term of an employment agreement, or termination by the Corporation with cause of a Shareholder, the Corporation shall promptly notify the other Shareholders of such event. The other Shareholders shall have a first option, in accordance with the provisions of Section 2(a) hereof, and if none of the Shareholders exercise such option, the Corporation shall have a second option, to purchase from the former employee Shareholder all (but not less than all) of the interest of such former employee in such shares (the "Option Stock"), in accordance with the following provisions of this Section 9. As used in the following paragraphs of this Section 9, the term "Selling Shareholder" means the former employee Shareholder.



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
              (b) Option Price. The price per share at which the Selling Shareholder, the other Shareholders or the Corporation shall be entitled to purchase the Option Stock shall be the Agreed Value Per Share of Stock at the Determination Date. The price at which shares of Stock are purchasable under this Section 9 is referred to in this
         Section 9 as the "Option Price." Within thirty (30) days following the Trigger Date, the Corporation shall send to each Shareholder a notice setting forth the Option Price.

              (c) Exercise by Shareholders. If the other Shareholders wish to exercise their option with respect to the Option Stock, they shall do so by delivering to the Selling Stockholder, within thirty (30) days from the delivery of the notice referred to in paragraph (b) of this
         Section 9, a notice to such effect. Such notice shall constitute an agreement binding on the Selling Shareholder and such Shareholders to sell and purchase the Option Stock at the Option Price.

              (d) Exercise by Corporation. If the option in favor of the other Shareholders shall not be exercised by any of them as provided in paragraph (c) of this Section 9, and if the Corporation wishes to exercise its option with respect to the Option Stock, then the Corporation shall deliver to the Selling Shareholder, within thirty
         (30) days following the expiration of the 30-day period referred to in paragraph (c) of this Section 9, a notice stating their intent to exercise such option. Such notice shall constitute an agreement binding on the Selling Shareholder and the Corporation to sell and purchase the Option Stock at the Option Price.

              (e)  Lapse of Options. If none of the options provided for in this
         Section 9 have been timely exercised, then such options shall expire, but all of the provisions of this Agreement shall apply to any future Disposition or Proposed Disposition of Stock owned or held by the Selling Shareholder.

              (f)  Consummation of Purchases. If any option provided for in this
         Section 9 shall be timely exercised as provided in this Section 9, the purchase and sale of the Option Stock shall be completed by delivery of the certificates representing such Option Stock endorsed in blank, or accompanied by duly executed stock powers or assignments, as appropriate, and by actual registration of the transfer of such Option Stock on the books of the Corporation upon payment in cash of the Option Price to the Selling Shareholder. Any such transaction shall be closed at such time and place as shall be agreed upon by the parties thereto, or, if no such agreement is reached, at the principal office of the Corporation on the tenth (10th) day following the date of delivery of any notice of exercise given to the Selling Shareholder pursuant to paragraph (c) or (d) of this Section 9, whichever is


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     applicable, or if such day shall not be a business day, on the first business day thereafter during normal business hours.

          10. Investment Representation and Legend on Stock Certificates. Each of the Shareholders hereby represents that as of the date any Stock was or will be acquired by such Shareholder, such Stock was or will be acquired for such Shareholder's own account, for investment and not with a view to the distribution thereof. Each of the Shareholders understands that any Stock which has been or will be acquired by such Shareholder has not been and will not be registered under the Securities Act of 1933, as amended (the "Securities Act"), or the securities laws of any state, pursuant to an exemption from the registration provisions of the Securities Act and such state securities laws. Each of the Shareholders hereby agrees that the Stock which has been or will be acquired by such Shareholder pursuant to an exemption from the registration provisions of the Securities Act and applicable state securities laws shall not be sold, transferred, pledged or hypothecated unless the sale of such Stock is registered under the Securities Act and any applicable state securities laws or unless there is furnished an opinion of counsel satisfactory to the Corporation that registration of such Stock under the Securities Act and applicable state securities laws is not required. All certificates representing shares of Stock now owned or hereafter acquired by the Shareholders shall contain an appropriate reference on the face thereof to the following legend which shall be endorsed on the reverse side of each such certificate.

     "The transfer of the shares of stock represented by this certificate is restricted by the terms and conditions of a First Amended and Restated Shareholders' Agreement (the "Agreement") dated as of December 4, 1996, among the Corporation and all of the holders of Stock of the Corporation. As more fully set forth in the Agreement, such shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or the securities laws of any state, have been acquired for investment and not with a view to distribution thereof, and may not be sold, offered for sale, transferred, pledged or hypothecated unless the sale, transfer, pledge or hypothecation of such shares is registered under the Securities Act and any applicable state securities laws or unless there is furnished an opinion of counsel satisfactory in form and substance to the Corporation that registration of such shares under the Securities Act and any applicable state securities laws is not required. A copy of the Agreement is on file at the offices of the Corporation."

Each Shareholder understands that the Corporation is under no obligation to register the Stock under the Securities Act. The provisions of this Section 10 shall remain in effect until, in the opinion of counsel for the Corporation, they are no longer required.

          11. Notices. Any offer, notice, request, reply, instruction or other communication (herein severally and collectively called "Notice") in this Agreement provided or permitted to be given to the Corporation or to any Shareholder or spouse of a Shareholder or executor or administrator of a deceased Shareholder shall be in writing and shall be considered to have been sent when personally delivered or sent, first class, registered or certified mail, return receipt requested, postage prepaid. Notice sent in the United States mail, in the manner described, shall be effective and deemed to be received by the addressee upon the expiration of three (3) days after deposit. Notice given in any other manner shall be effective only when received by the party to be notified. For purposes of Notice, the address of the Corporation shall be 13101 Northwest Freeway, Suite 320, Houston, Texas 77040, and the respective addresses of the Shareholders shall be the addresses hereinafter set forth next to the signatures to this Agreement of each of the Shareholders. Any party to this Agreement shall have the right to change his address for the purposes of this Agreement by giving at least three (3) days' written notice of such change of address to each of the other parties hereto in the manner set forth in this Agreement.

          12. Necessary Documents. If under the terms of this Agreement the Stock of any Shareholder is purchased, such Shareholder or the spouse of any Shareholder or the executor or administrator of such Shareholder, as the case may be, shall execute and deliver at the closing as provided in this Agreement all necessary documents that may be reasonably required for accomplishing a complete transfer of such Stock for the purposes of the purchase contemplated hereby in this Agreement.

          13. Miscellaneous Provisions.

          (a) Governing Law. This Agreement shall be subject to and governed by the laws of the State of Texas.

          (b) Arbitration. If a dispute arises out of or relates to this Agreement, or the breach thereof, and if said dispute cannot be settled through negotiation, the Parties agree first to try in good faith to settle the dispute by mediation under the Commercial Mediation Rules of the American Arbitration Association, before resorting to arbitration, litigation, or some other dispute resolution procedure as required by this
     Section 13(b). Failing an adequate resolution by mediation, any controversy or claim arising out of or relating to this Agreement or the transactions contemplated hereby, including any controversy or claim arising out of or relating to the Parties' decision to enter into this Agreement, shall be settled by binding arbitration. There shall be one arbitrator to be mutually agreed upon by the Parties involved in the controversy and to be selected from the Judicial Panel of the Center for Public Resources (or successor panel, if any). If within 45 days after service of the demand for arbitration the Parties are unable to agree upon such an arbitrator who is willing to serve, then an arbitrator shall be appointed by the American Arbitration Association in accordance with its rules. Except as specifically provided in this Section 13(b), the arbitration shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The arbitrator shall not render an award of punitive damages. Any arbitration hereunder shall be held in Harris

         County, Texas. Except as otherwise specifically provided hereinafter, expenses related to the arbitration, including counsel fees, shall be borne by the Party incurring such expenses. The fees of the arbitrator and of the American Arbitration Association, if any, shall be divided equally among the Parties involved in the controversy. Judgement upon the award rendered by the arbitrator (which may, if deemed appropriate by the arbitrator, include equitable or mandatory relief with respect to performance of obligations hereunder) may be entered in any court of competent jurisdiction. If any legal action or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing Party or Parties shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding in addition to any other remedies to which it or they may be entitled at law or equity.

              (c) Gender. Whenever the context requires, the gender of all words used herein shall include the masculine, feminine and neuter, and the number of all words shall include the singular and plural.

              (d) Binding Effect. This Agreement shall be binding upon the Corporation, the Shareholders, the spouses of the Shareholders and their heirs, executors, administrators, successors and assigns.

              (e) Amendment. This Agreement may be amended from time to time by an instrument in writing signed by all those who are parties to this Agreement at the time of such amendment, such instrument being designated on its face as an "Amendment" to this Agreement.

              (f) Termination. This Agreement shall terminate automatically upon (i) the bankruptcy or lawful dissolution of the Corporation, (ii) the occurrence of any event which reduces the number of Shareholders to one or (iii) the merger or consolidation of the Corporation with another corporation (providing the Corporation is not the surviving corporation of such merger or consolidation and provided further that the surviving corporation is not owned or controlled, directly or indirectly, by the Shareholders). This Agreement may also be terminated by an instrument in writing signed by all those who are parties to this Agreement at the time of the signing of such instrument.

              (g) Rights after Sale. Any Shareholder who sells all of his Stock shall cease to be a party to this Agreement and shall have no further rights hereunder.

              (h) Joinder of Spouses. The respective spouses of the individual Shareholders are fully aware of, understand, and fully consent and agree to the provisions of this Agreement and its binding effect upon any community or other property interest that they may now or hereafter own, and agree that the termination of their marital relationship with any Shareholder, for any reason, shall not have the effect of removing any Stock of the Corporation otherwise subject to this Agreement from the coverage hereof and that their awareness, understanding, consent and agreement are evidenced by their execution of this Agreement. If at any time hereafter a natural person shall become a party to this Agreement, then the spouse of such natural person, by execution of an Addendum Agreement in the form of Exhibit A attached hereto pursuant to which such Shareholder shall adopt this Agreement, shall evidence and acknowledge that such spouse is fully aware of, understands and agrees to the provisions of this Agreement and its binding effect upon any interest, community or otherwise, such spouse may at any time own in any shares of Stock, and by such execution such spouse will agree that the termination of marriage to such natural person for any reason shall not have the effect of removing any shares of Stock otherwise subject to this Agreement from the coverage hereof.

              (i) Attempted Disposition as Breach. Any attempted Disposition in breach of this Agreement shall be null and void. Each party hereto acknowledges that a remedy at law for any breach or attempted breach of any of Sections 3 through 8 shall be inadequate, agrees that each other party hereto shall be entitled to specific performance and injunctive and other equitable relief in case of any such breach or attempted breach, and further agrees to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief.

              (j) Addendum Agreement. No Shareholder shall transfer shares of Stock, or allow any Disposition of such Shareholder's Stock, and the Corporation shall not issue shares of Stock, to any person who is not already a party hereto, unless such person and the spouse of such person, if applicable, become parties to this Agreement contemporaneously with the transfer, Disposition or issuance of such shares. Any such person and the spouse of such person shall become parties to this Agreement by the execution of an Addendum Agreement in substantially the form attached hereto as Exhibit A, to be executed by all Shareholders, which Addendum Agreement shall bind such person to, and grant them the benefits of, this Agreement as though they were original parties hereto.

              (k) Separability. If any term or provision contained in this Agreement is or is hereafter found to be inconsistent with, contrary to, or invalid or unenforceable under any law or official rule, regulation or order, this Agreement shall be deemed to be modified accordingly and the remaining terms and provisions of this Agreement shall not be affected thereby and shall continue in full force and effect.

              (l) Power of Attorney. Each of the Shareholders hereby irrevocably appoints and authorizes the Corporation to execute and deliver on his or her behalf the Addendum Agreement described in Paragraph 13(j) hereof. The Corporation's authority shall begin on the date hereof and shall not terminate on the disability of the respective Shareholder.

              (m) Waiver. Any waiver to be enforceable must be in writing and executed by the party against whom the waiver is sought to be enforced.

              (n) Drafting. Both parties hereto acknowledge that each party was actively involved in the negotiation and drafting of this Agreement and that no law or rule of construction shall be raised or used in which the provisions of this Agreement shall be construed in favor or against either party hereto because one is deemed to be the author thereof.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement in multiple counterparts, each of which shall be considered an original, but all of which together shall constitute but one and the same agreement, effective as of the date and year first above written.



                                          THE CORPORATION:

                                          MICHAEL HOLDINGS, INC.,
                                          a Texas corporation
Address

                                          By:    /s/ GLENN D. HART
                                             -----------------------------------
13101 Northwest Freeway                          Glenn D. Hart,
Houston, Texas 77040                             Chief Executive Officer

                                      THE SHAREHOLDERS:


Address                                       Name

2334 Quenby                                   /s/ GLENN D. HART
Houston, Texas 77005                          ---------------------------
                                              GLENN D. HART

                                              /s/ LAUREN HART
                                              ---------------------------
                                              LAUREN HART, spouse


6605 Mimosa Ln.                               /s/ MICHAEL G. FARMAR
Dallas, Texas 75230                           ---------------------------
                                              MICHAEL G. FARMAR

                                              /s/ JILL B. FARMAR
                                              ---------------------------
                                              JILL B. FARMAR, M.D., spouse


16308 Smith                                   /s/ STANLEY T. POLAK
Houston, Texas 77040                          ---------------------------
                                              STANLEY T. POLAK

                                              /s/ CAROL POLAK
                                              ---------------------------
                                              CAROL POLAK, spouse


18911 Pheasant Lane                           /s/ JERRY HOLDITCH
Tomball, Texas 77375                          ---------------------------
                                              JERRY HOLDITCH

                                              /s/ CINDY HOLDITCH
                                              ---------------------------
                                              CINDY HOLDITCH, spouse


8207 Bairnsdale                               /s/ DOUGLAS FOGLE
Houston, Texas 77070                          ---------------------------
                                              DOUGLAS FOGLE

                                              /s/ ALLISON FOGLE
                                              ---------------------------
                                              ALLISON FOGLE, spouse


3210 Ashfield                                 /s/ SCOTT R. SAMPSELL
Houston, Texas 77082                          ---------------------------
                                              SCOTT R. SAMPSELL

                                              /s/ DENA L. SAMPSELL
                                              ---------------------------
                                              DENA L. SAMPSELL, spouse

1400 Post Oak Blvd.                             /s/ JIM R. SMITH
Suite 850                                       ------------------------------
Houston, TX 77056                               JIM R. SMITH


                                               /s/ SHERRY V. SMITH
                                               -------------------------------
                                                       Spouse

                                   SCHEDULE A

                                  Shareholders



                              Shares of Common
Shareholder                     Stock Owned
-----------                   ----------------
Glenn D. Hart                      450,000
Michael G. Farmar                  255,000
Jerry F. Holditch                  100,000
Douglas R. Fogle                    50,000
Stanley T. Polak                    20,000
Jim R. Smith                        50,000
Scott R. Sampsell                   30,000